 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-283348
PROSPECTUS SUPPLEMENT
(To prospectus dated November 20, 2024)
Expand Energy Corporation
$750,000,000 5.700% Senior Notes due 2035

Expand Energy Corporation (the “Company”) is offering $750,000,000 aggregate principal amount of our 5.700% Senior Notes due 2035 (the “notes”).
Interest on the notes will accrue from December 2, 2024. Interest on the notes will be payable semi-annually on January 15 and July 15 of each year, beginning on July 15, 2025. The notes will mature on January 15, 2035.
We may redeem some or all of the notes at any time prior to October 15, 2034 (the “Notes Par Call Date”) (the date that is three months prior to the maturity of the notes). Any such redemption of the notes will be at a redemption price equal to the greater of 100% of the principal amount of the notes to be redeemed and a “make-whole” redemption price, plus, in each case, accrued and unpaid interest, if any, to but not including the redemption date. On or after the Notes Par Call Date, we may redeem some or all of such notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to but not including the redemption date. See “Description of the Notes — Optional Redemption.” The notes will not be entitled to the benefit of any sinking fund payment.
The notes will be our senior unsecured obligations. The notes will be effectively subordinated to any future secured indebtedness of the Company to the extent of the assets securing such indebtedness and structurally subordinated to any indebtedness incurred by any of the Company’s subsidiaries. If we default, your right to payment under the notes will rank equally with the right to payment of the holders of our other current and future unsecured senior debt, including debt under our revolving credit facility and our existing senior notes, and senior in right of payment to any future subordinated debt that we may incur. None of our subsidiaries will guarantee the notes upon their issuance.
The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes on any automated dealer quotation system.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-16 of this prospectus supplement and on page 1 of the accompanying base prospectus.
	Per note	Total notes
Public offering price(1)	99.609%	$747,067,500
Underwriting discount	0.650%	$4,875,000
Proceeds to Expand Energy Corporation (before expenses)	98.959%	$742,192,500

(1)
Plus accrued interest from December 2, 2024, if any.

The underwriters expect to deliver the notes in registered book-entry form only through the facilities of The Depository Trust Company, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank NV/SA, on or about December 2, 2024.

Joint Book-Running Managers
J.P. Morgan	TD Securities	BofA Securities
CIBC Capital Markets	Mizuho	Morgan Stanley
PNC Capital Markets LLC		Wells Fargo Securities
Co-Managers
Citigroup	Citizens Capital Markets	Goldman Sachs & Co. LLC
RBC Capital Markets	Regions Securities LLC	Truist Securities
BOK Financial Securities, Inc.	Comerica Securities	Fifth Third Securities
The date of this prospectus supplement is November 21, 2024.

Prospectus Supplement
Prospectus
We expect that delivery of the notes will be made against payment therefore on or about the closing date specified on the cover page of this prospectus supplement, which will be the sixth business day following the date of this prospectus supplement. This settlement cycle is referred to as “T+6.” Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is one business day preceding the settlement date, will be required, by virtue of the fact that the notes initially will settle T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the date that is one business day preceding the settlement date should consult their own advisors.

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FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying base prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements include our current expectations or forecasts of future events, including matters relating to the Merger (as defined in the section of this prospectus supplement entitled “Summary”), armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, and the impact of each on our business, financial condition, results of operations and cash flows, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, the amount and timing of any cash dividends and our environmental, social and governance (“ESG”) initiatives. Forward-looking and other statements in this prospectus supplement and the accompanying base prospectus regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “expect,” “could,” “may,” “anticipate,” “intend,” “plan,” “ability,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “guidance,” “outlook,” “opportunity” or “strategy.”
Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:
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conservation measures and technological advances could reduce demand for hydrocarbons;

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negative public perceptions of our industry;

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competition in the natural gas and oil exploration and production industry;

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the volatility of natural gas, oil and natural gas liquids (“NGL”) prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles;

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risks from regional epidemics or pandemics and related economic turmoil, including supply chain constraints;

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write-downs of our natural gas and oil asset carrying values due to low commodity prices;

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significant capital expenditures required to replace our reserves, sustain production and conduct our business;

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uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;

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drilling and operating risks and resulting liabilities;

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our ability to generate profits or achieve targeted results in drilling and well operations;

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leasehold terms expiring before production can be established;

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risks from our commodity price risk management activities;

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uncertainties, risks and costs associated with natural gas and oil operations;

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our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;

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pipeline and gathering system capacity constraints and transportation interruptions;

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our plans to participate in the liquefied natural gas export industry;

S-ii

•
terrorist activities and/or cyber-attacks adversely impacting our operations;

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risks from failure to protect personal information and data and compliance with data privacy and security laws and regulations;

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disruption of our business by natural or human causes beyond our control;

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a deterioration in general economic, business or industry conditions;

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the impact of inflation and commodity price volatility, including as a result of armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and on U.S. and global financial markets;

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our inability to access the capital markets on favorable terms;

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the limitations on our financial flexibility due to our level of indebtedness and restrictive covenants from our indebtedness;

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risks related to acquisitions or dispositions, or potential acquisitions or dispositions, including risks related to the Merger, such as risks related to loss of management personnel, other key employees, customers, suppliers, vendors, landlords, joint venture partners and other business partners following the Merger; risks related to disruption of management time from ongoing business operations due to the transaction; the risk of any unexpected costs or expenses resulting from the transaction; the outcome of existing litigation and the risk of any further litigation relating to the transaction; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; and the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the transaction or it may take longer than expected to achieve those synergies or benefits;

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our ability to achieve and maintain ESG certifications, goals and commitments;

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legislative, regulatory and ESG initiatives, addressing environmental concerns, including initiatives addressing the impact of global climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal;

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federal and state tax proposals affecting our industry;

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risks related to an annual limitation on the utilization of our tax attributes, as well as trading in our common stock, additional issuance of common stock, and certain other stock transactions, which could lead to an additional, potentially more restrictive, annual limitation; and

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other factors that are described under “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2023, filed with the SEC on February 21, 2024, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on October 29, 2024, or referenced in this prospectus supplement.

We caution you not to place undue reliance on the forward-looking statements contained in this prospectus supplement or the accompanying base prospectus, which speak only as of the filing date, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures in this prospectus supplement, the accompanying base prospectus, and our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

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SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read the entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference for a more complete understanding of this offering. See “Risk Factors” beginning on page S-13 of this prospectus supplement and page 1 of the accompanying base prospectus for more information about important risks that you should consider before investing in the notes.
Unless otherwise provided or the context otherwise requires, references to “Expand Energy,” “we,” “our,” “us” and the “Company” prior to October 1, 2024 refer to Chesapeake Energy Corporation and its consolidated subsidiaries prior to the Merger and do not include Southwestern Energy Company (“Southwestern”) and its subsidiaries, while such reference on or after October 1, 2024 refer to the combined company as a result of the Merger, including Southwestern and its subsidiaries.
Expand Energy Corporation
Established through the combination of Chesapeake Energy Corporation (“Chesapeake”) and Southwestern, Expand Energy is the largest independent natural gas producer in the United States, based on net daily production, and is focused on responsibly developing an abundant supply of natural gas, oil and NGLs to expand energy access for all. Our operations are located in Louisiana in the Haynesville/Bossier Shales (“Haynesville”), in Pennsylvania in the Marcellus Shale (“Northeast Appalachia”), and in West Virginia and Ohio in the Marcellus and Utica Shales (“Southwest Appalachia”).
Our strategy is to create shareholder value through the responsible development of our significant resource plays while continuing to be a leading provider of natural gas to markets in need. We continue to focus on improving margins through operating efficiencies and financial discipline and improving our ESG performance. To accomplish these goals, we intend to allocate our human resources and capital expenditures to projects we believe offer the highest cash return on capital invested, to deploy leading drilling and completion technology throughout our portfolio, and to take advantage of acquisition and divestiture opportunities to strengthen our portfolio. We also intend to continue to dedicate capital to projects that reduce the environmental impact of our production activities.
Our Competitive Strengths
We believe the following strengths will allow us to successfully execute our business strategy:
Largest Domestic Natural Gas Producer.
We are the largest independent natural gas producer in the United States and are focused on responsibly developing an abundant supply of natural gas, oil and natural gas liquids to expand energy access for all. We believe our scale, underscored by average production of 6.7 Bcfe per day on a combined basis in third quarter 2024, will enhance our ability to attract larger, more creditworthy customers and to deliver affordable, lower-carbon natural gas to both domestic and global end consumers. In addition, we expect our position as the largest domestic natural gas producer will provide additional competitive advantages, including with respect to access to lower cost financing, attracting talent and supporting additional growth opportunities, which, in turn is expected to enable continued resilient cash flow generation.
Premium Asset Portfolio Located in Cost-Advantaged Geographies.
We have a premier portfolio of leading positions in the most prolific, cost-advantaged natural gas plays in the country. The consummation of the Merger aligned with our long-term strategy of creating a diversified yet complementary asset base, enabling increased capital efficiency and opportunities for further organic growth. Our deep inventory of over 5,000 premium drilling locations, coupled with our capital allocation flexibility, provides over 15 years of future activity and provides us the potential to grow production volumes and maximize our returns. Our leading positions include:
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Haynesville (approximately 650,000 net acres):   Our operations in the strategically important Haynesville/Bossier Shales provide us with premium market access and scalable growth. The region’s established infrastructure and proximity to major markets enhances our ability to supply increasing liquefied natural gas demand.
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Northeast Appalachia (approximately 650,000 net acres):   Our premium drilling locations in Northeast Appalachia provide low breakeven costs due to the region’s favorable geography and the continued optimization of our development plan. We expect our Northeast Appalachia portfolio to continue to drive consistent cash flow as program lateral length continues to expand, permitting production maintenance at lower rig counts.

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Southwest Appalachia (approximately 530,000 net acres):   Situated in West Virginia and Ohio targeting the Marcellus and Utica Shales, our operations in Southwest Appalachia benefit from notable liquid exposure, with 30% and 5% of production for the nine months ended September 30, 2024, constituting natural gas liquids and oil, respectively. We believe this liquids exposure provides significant potential upside and an attractive opportunity for strategic future investment.

Our strategically located assets provide access to critical takeaway infrastructure. Furthermore, our ability to access over 25 geographically diverse sales points provides significant capital allocation flexibility, and we believe that our complementary asset base will support customer confidence in entering into longer term supply agreements.
Investment Grade Balance Sheet.
Following the consummation of the Merger, we have a strong balance sheet which we believe is a key differentiator, providing a competitive advantage. We practice financial discipline, maintaining a conservative cash position and balancing the allocation of free cash flow to shareholder returns while prioritizing debt reduction. Our prudent hedge-the-wedge strategy provides commodity downside protection to low natural gas prices which enhances our financial strength and balance sheet. Our recent investment grade ratings from S&P Global Ratings (“S&P”) and Fitch Ratings (“Fitch”) underscore our strong financial position, and we remain committed to further strengthening our balance sheet with a goal of reducing outstanding indebtedness, in line with our long-term target net debt to EBITDAX ratio of less than 1.0x. Our healthy capital structure and disciplined financial strategy positions us to effectively manage market volatility, while affording us the financial flexibility for balanced and strategic growth.
Highly Experienced and Knowledgeable Leadership Team with a Track Record of Creating Value.
We benefit from a highly experienced and knowledgeable team of executives with extensive experience and a proven record of successful asset operation, development and integration. Led by Nick Dell’Osso, our leadership team consists of members from both legacy Chesapeake and Southwestern and possesses substantial expertise in operating assets in our key geographies. We believe that our management team will leverage this experience to balance disciplined financial stewardship and profitable and strategic growth.
Our Business Strategy and Operating Model
Our primary business objective is to create value for shareholders through leveraging our scale, financial strength and operational execution. To achieve our objective, we intend to execute the following business strategies:
Expand access to affordable and reliable natural gas, enabling a lower carbon future.
We are committed to expanding access to affordable, reliable, lower carbon energy through the development of our natural gas assets. Key to this strategy is our continued focus on being a safe operator and dedicated community partner. The fundamentals that drive our decision-making include:
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Minimize emissions in support of delivering lower-carbon energy;

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Implement environmentally sound operations that mitigate environmental impacts and protect ecosystems;

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Ensure a safe and inclusive workplace, promoting collaboration and innovation;

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Take meaningful action to support community well-being; and

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Provide transparent and measurable information encouraging accountability.

Leading a responsible energy future is foundational to our success.
Capitalize on Asset Portfolio and Balance Sheet to Respond Strategically to Market Dynamics.
Our leadership team has a demonstrated track record of identifying and navigating shifting market dynamics while ensuring sustained cash flow generation, operating performance and profit. We intend to maintain this track record by leveraging our deep inventory and diverse transportation portfolio. Similarly, we believe our portfolio will permit our management team to efficiently allocate capital across economic cycles and we anticipate that our ability to access capital markets efficiently will enable continued success across a variety of price environments. During the third quarter of 2024, Chesapeake made capital expenditures of $289 million, including $233 million related to drilling and completion, $32 million related to other capital expenditures (field) and $24 million related to other capital expenditures (corporate). During the third quarter of 2024, Southwestern made capital expenditures of approximately $329 million, including $262 million related to drilling and completion, $18 million related to other capital expenditures (field) and $49 million related to other capital expenditures (corporate).
We believe the flexibility afforded by our asset portfolio and robust capitalization is crucial to strategically responding to periods of reduced activity during market downcycles by:
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reducing new well drilling and completion activity;

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delaying turn-in-lines;

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lowering capital expenditures below maintenance level, especially in highest breakeven areas; and

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curtailing base production volumes in areas where operating costs exceed received price.

We intend to continue our strategic approach to shifting market dynamics in order to maintain operational and financial resilience.
Enhance Margins, Profitability, and Operational Efficiencies Through Capital Allocation and Operational Synergies.
We are committed to enhancing margins, profitability and operational efficiencies through strategic capital allocation. Our diverse portfolio allows us to allocate capital to the highest-return projects, maximizing value creation. Our investment grade credit profile affords us reduced financing costs, expanded commercial opportunities and enhanced market access.
In addition, the Merger has further enhanced our technical expertise and in-basin experience enabling us to drive operational efficiencies and capture synergies. We plan to do this by:
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reducing duplicative corporate and regional costs;

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leveraging deep technical experience and deploying technology to improve operational performance by integrating rig telemetry data into a centralized operations support center to enable more consistent deployment of best practices across the company’s rig fleet;

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combining engineering and geoscience data sets into advanced analytical model to help guide value accretive decisions for well targeting and completion designs; and

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capturing scale-related synergies, including through the utilization of company-owned water infrastructure and sand mines and leveraging extended lateral length across our expanded acreage position.

As we implement these strategies, we will focus on maximizing operational efficiency to further enhance margins and profitability.
Maintain Financial Flexibility with Prudent Financial Policies.
Maintaining financial flexibility through prudent financial policies is a core component of our business strategy. We remain committed to further strengthening our balance sheet with a goal of reducing outstanding indebtedness by prioritizing debt repayment and hedge-the-wedge strategies. To mitigate risk to our margins and returns on capital investments, we maintain a disciplined rolling eight quarter hedging program, with near-term quarters targeting 50 – 60% of anticipated production hedged. This approach aims to increase cash flow and mitigate the impact of market volatility. We believe that maintaining this financial discipline will allow us to minimize risk associated with future capital investment and limit the impact of market volatility.
Recent Developments
Merger
On October 1, 2024, the Company completed its previously announced merger with Southwestern (the “Merger”). In connection with the closing of the Merger, we issued approximately 95.7 million shares of our common stock to Southwestern’s shareholders (valued at approximately $7.9 billion based on the closing price of our common stock). Also in connection with the Merger, the Southwestern revolving credit facility was terminated, with all amounts of loans and other obligations outstanding thereunder repaid in full and all commitments thereunder extinguished, and the Company became the successor issuer in respect to Southwestern’s (i) $389 million aggregate principal amount of 4.950% Senior Notes due 2025, (ii) $304 million aggregate principal amount of 8.375% Senior Notes due 2028, (iii) $700 million aggregate principal amount of 5.375% Senior Notes due 2029, (iv) $1,200 million aggregate principal amount of 5.375% Senior Notes due 2030 and (v) $1,150 million aggregate principal amount of 4.750% Senior Notes due 2032.
Subsequent Event — Investment Grade Rating
On October 1, 2024, and October 2, 2024, respectively, we received ratings updates from S&P and Fitch, in each case to investment grade. Having achieved such investment grade ratings and upon satisfaction of certain other conditions, on October 28, 2024, upon our election, (i) our revolving credit facility was automatically amended in its entirety to, among other things, remove the application of the borrowing base previously applicable to the revolving credit facility, provide for covenants customary for investment grade credit facilities and reduce interest rates applicable thereto, (ii) all collateral and guarantees previously provided by the Company and its subsidiaries to secure the revolving credit facility were released and (iii) all guarantees previously provided in connection with the Company’s senior notes (including legacy Southwestern notes) were released. Accordingly, the revolving credit facility is unsecured and does not have any subsidiary guarantors as of the date hereof. While our revolving credit facility does contain provisions for our subsidiaries to become guarantors under certain circumstances, there are no provisions for reinstatement of collateral.
Concurrent Redemption of the 2028 Notes
Concurrently with the launch of this offering, we have issued a conditional notice of redemption to redeem all of our outstanding 8.375% Senior Notes due September 15, 2028 (the “2028 Notes”). The redemption of the 2028 Notes (the “2028 Notes Redemption”) will be made in accordance with the terms of the indenture governing the 2028 Notes, which provides for a redemption price equal to 102.792% of the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. We intend to use the net proceeds from this offering, together with cash on hand, to fund the 2028 Notes Redemption.
The consummation of this offering is not conditioned on the consummation of the 2028 Notes Redemption, however, the 2028 Notes Redemption is conditioned upon the completion of a financing transaction sufficient to fund the redemption price, and if this offering is not successfully consummated, we may not complete the 2028 Notes Redemption. The foregoing description of the 2028 Notes Redemption is provided for informational purposes only, and this prospectus supplement does not constitute a notice of redemption of the 2028 Notes. The 2028 Notes Redemption will only be made in accordance with the provisions of the indenture governing the 2028 Notes. Certain of the underwriters or their affiliates are holders of the 2028 Notes and, accordingly, may receive a portion of the proceeds of this offering as a result of the 2028 Notes Redemption.

Concurrent Tender Offer
Concurrently with the commencement of this offering, we commenced an offer (the “Tender Offer”) to purchase for cash, any and all of our outstanding $500 million aggregate principal amount 5.500% Senior Notes due 2026 (the “Tender Notes”). The Tender Offer is being made upon the terms and conditions set forth in our offer to purchase, dated November 20, 2024, as it may be amended from time to time (the “Offer to Purchase”).
The Tender Offer is scheduled to expire at 5:00 P.M., New York City time, on November 27, 2024, unless extended (such date and time, as it may be extended, the “Tender Expiration Time”), and holders who validly tender and do not validly withdraw their Tender Notes prior to or at the Tender Expiration Time will receive the consideration set forth in the Offer to Purchase for those Tender Notes that we accept for purchase. Subject to applicable law, holders are permitted to withdraw their tendered Tender Notes at any time prior to 5:00 P.M., New York City time, on November 27, 2024.
The Tender Offer is subject to a number of conditions (including a financing condition) that may be waived or changed. We intend to fund the purchase price for the Tender Notes accepted for purchase in the Tender Offer using the net proceeds from this offering, together with cash on hand. Proceeds from this offering that are not used to pay for the notes that are tendered in the Tender Offer will be used for the redemption of the 2028 Notes and for general corporate purposes, which may include repurchases of debt.
This prospectus supplement is not an offer to purchase the Tender Notes. The Tender Offer is being made only by and pursuant to the terms of the Offer to Purchase. The consummation of this offering is not conditioned on the tender of Tender Notes in the Tender Offer. Certain of the underwriters or their affiliates are acting as dealer managers in connection with the Tender Offer, for which they will receive customary fees.
We refer to (i) the 2028 Notes Redemption, (ii) the Tender Offer, assuming 100% participation of holders of the Tender Notes, and (iii) the payment of any related premiums, fees and expenses as the “Refinancing Transactions.”
We intend to use the net proceeds from this offering, together with cash on hand, to fund the Refinancing Transactions and any related premiums, fees and expenses. See “Use of Proceeds.”
Our Principal Executive Offices
Our principal executive offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and our telephone number is (405) 848-8000. We maintain a website at https://www.expandenergy.com/. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

THE OFFERING
We provide the following summary solely for your convenience. This summary is not a complete description of the notes. You should read the full text of, and more specific details contained elsewhere in, this prospectus supplement and the accompanying base prospectus. For a more detailed description of the notes, please read the section entitled “Description of the Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the accompanying base prospectus.
Issuer
Expand Energy Corporation
Notes Offered
We are offering $750,000,000 aggregate principal amount of our 5.700% Senior Notes due 2035.
Maturity Date
Unless redeemed prior to maturity as described below, the notes will mature on January 15, 2035.
Interest Rate
Interest on the notes will accrue at the per annum rate of 5.700%.
Interest Payment Dates
Interest is payable semi-annually for the notes on January 15 and July 15 of each year, beginning on July 15, 2025.
Mandatory Redemption
We will not be required to make mandatory redemption or sinking fund payments on the notes or to repurchase the notes at the option of the holders.
Optional Redemption
We may redeem some or all of the notes at any time at the redemption prices set forth in this prospectus supplement. The notes will not be entitled to the benefit of any sinking fund payment. See “Description of the Notes — Optional Redemption.”
Subsidiary Guarantees
The notes will initially not be guaranteed by any of our subsidiaries.
Ranking
The notes will be our general unsecured obligations. The notes will be effectively subordinated to any future secured indebtedness of the Company to the extent of the assets securing such indebtedness and structurally subordinated to any indebtedness incurred by any of the Company’s subsidiaries. The notes will rank equally in right of payment with all our existing and future senior debt, including debt under our revolving credit facility and our existing senior notes, senior in right of payment to any subordinated debt that we may incur and junior to the indebtedness and other obligations, including trade payables, of our subsidiaries that do not guarantee the notes.
As of September 30, 2024, and after giving effect to the Merger and the subsequent investment grade ratings, we and our subsidiaries had no secured indebtedness for borrowed money and we had approximately $5,693 million in principal amount of unsecured indebtedness for borrowed money, including zero outstanding under our revolving credit facility and $5,693 million principal amount of senior notes, none of which was guaranteed by our subsidiaries.
Certain Covenants
The indenture governing the notes limits our ability and the ability of our subsidiaries to, among other things, create liens without equally and ratably securing the notes.
These covenants are subject to important exceptions and qualifications, as described under “Description of the Notes —  Certain Covenants.”
Use of Proceeds
We expect to receive net proceeds of approximately               from this offering, after deducting the underwriting discounts but before offering expenses. We expect to use the net proceeds from this offering, together with cash on hand, to fund the Refinancing Transactions, with any remaining proceeds to be used for general corporate purposes. This prospectus supplement does not constitute a notice of redemption with respect to the 2028 Notes, or an offer to purchase or a solicitation of an offer to sell the Tender Notes.
Certain of the underwriters or their affiliates may be holders of the 2028 Notes or Tender Notes and, accordingly, may receive a portion of the proceeds of this offering as a result of the 2028 Notes Redemption or the Tender Offer. Certain of the underwriters or their affiliates are acting as dealer managers in connection with the Tender Offer, for which they will receive customary fees. See “Underwriting.”
Trustee
Regions Bank
Governing Law
The notes and the indenture will be governed by the laws of the State of New York.
Risk Factors
See “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 1 of the accompanying base prospectus for a discussion of factors you should carefully consider before investing in the notes.
Concurrent Redemption
Concurrently with the launch of this offering, we have issued a conditional notice of redemption to redeem all of the 2028 Notes. The consummation of this offering is not conditioned on the consummation of the 2028 Notes Redemption, however, the 2028 Notes Redemption is conditioned upon the completion of a financing transaction sufficient to fund the redemption price, and if this offering is not successfully consummated, we may not complete the 2028 Notes Redemption. See “Summary — Concurrent Redemption of the 2028 Notes” in this prospectus supplement.
Concurrent Tender Offer
Concurrently with the commencement of this offering, we commenced the Tender Offer to purchase for cash, any and all of the Tender Notes. The Tender Offer is being made upon the terms and conditions set forth in our offer to purchase, dated November 20, 2024, as it may be amended from time to time (the “Offer to Purchase”). The Tender Offer is subject to a number of conditions (including a financing condition) that may be waived or changed. The consummation of this offering is not conditioned on the tender of Tender Notes in the Tender Offer. See “Summary —  Concurrent Tender Offer” in this prospectus supplement.

Summary Historical Consolidated Financial Information of Expand Energy
The following table shows Expand Energy’s summary historical consolidated financial data and other Non-GAAP financial data for the years ended December 31, 2023 and 2022 and the nine months ended September 30, 2024 and 2023, and are derived from Expand Energy’s consolidated financial statements.
Our historical results are not necessarily indicative of the results that may be expected in the future, and the results as of and for the nine months ended September 30, 2024 are not necessarily indicative of results expected for the fiscal year ended December 31, 2024 or any future period. The information set forth below is only a summary, and you should read it in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and the consolidated financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Nine months Ended September 30,		Years Ended December 31,
	2024	2023	2023	2022
	(millions of dollars)
Financial Review
Statement of Operations Data:
Operating Revenues and Other:
Natural gas, oil and NGL	$1,374	$2,784	$3,547	$9,892
Marketing	641	1,987	2,500	4,231
Natural gas and oil derivatives	207	1,195	1,728	(2,680)
Gains on sales of assets	12	807	946	300
	2,234	6,773	8,721	11,743
Operating expenses:
Production	158	293	356	475
Gathering, processing and transportation	479	663	853	1,059
Severance and ad valorem taxes	58	136	167	242
Exploration	7	19	27	23
Marketing	656	1,985	2,499	4,215
General and administrative	133	95	127	142
Separation and other termination costs	23	3	5	5
Depreciation, depletion and amortization	1,082	1,148	1,527	1,753
Other operating expense, net	55	15	18	49
	2,651	4,357	5,579	7,963
Income (loss) from operations	(417)	2,416	3,142	3,780
Other income (expense)
Interest expense	(59)	(82)	(104)	(160)
Losses on purchases, exchanges or extinguishments of debt	(2)	—	—	(5)
Other income	58	48	79	36
	(3)	(34)	(25)	(129)
Income (loss) before income taxes	(420)	2,382	3,117	3,651
Income tax expense (benefit)	(105)	532	698	(1,285)
Net income (loss)	(315)	1,850	2,419	4,936

	Nine months Ended September 30,		Years Ended December 31,
	2024	2023	2023	2022
	(millions of dollars)
Deemed dividend on warrants	—	—	—	(67)
Net income (loss) available to common stockholders	$(315)	$1,850	$2,419	$4,869
Statement of Cash Flows Data:
Net cash provided by operating activities	$1,183	$1,910	$2,380	$4,125
Net cash provided by (used in) investing activities	$(959)	$368	$473	$(3,401)
Net cash used in financing activities	$(257)	$(1,684)	$(1,892)	$(1,446)
Balance Sheet Data:
Total liabilities	$3,204		$3,647	$6,344
Total stockholders’ equity	$10,188		$10,729	$9,124
Total liabilities and stockholders’ equity	$13,392		$14,376	$15,468
Total assets	$13,392		$14,376	$15,468
Non-GAAP Financial Data:
Adjusted EBITDAX(a)	$1,231	$1,878	$2,513	$4,470
Net Debt(b)	$906	$1,237	$871	$2,870

(a)
Adjusted EBITDAX is a Non-GAAP measure and is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization expense, exploration expense, unrealized (gains) losses on natural gas and oil derivatives, separation and other termination costs, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results. Adjusted EBITDAX is presented as it provides investors an indication of the company’s ability to internally fund exploration and development activities and service or incur debt. Adjusted EBITDAX should not be considered an alternative to, or more meaningful than, net income (loss) or net cash provided by (used in) operating activities as presented in accordance with GAAP.

Management believes Adjusted EBITDAX is a meaningful adjunct to earnings calculated in accordance with GAAP because (a) management uses this financial measure to evaluate the Company’s trends and performance, (b) this financial measure is comparable to estimates provided by certain securities analysts, and (c) items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated.
The table below presents a reconciliation of Adjusted EBITDAX to Net Income (Loss), Expand Energy’s most directly comparable financial measure calculated and presented in accordance with GAAP for the periods ended on the dates set forth below.

	Nine months ended September 30,		Years Ended December 31,
	2024	2023	2023	2022
	(millions of dollars)
Net Income (Loss) (GAAP)	$(315)	$1,850	$2,419	$4,936
Adjustments:
Interest expense	59	82	104	160
Income tax expense (benefit)	(105)	532	698	(1,285)
Depreciation, depletion and amortization	1,082	1,148	1,527	1,753
Exploration	7	19	27	23
Unrealized (gains) losses on natural gas and oil derivatives	489	(931)	(1,278)	(895)
Separation and other termination costs	23	3	5	5
Gain on sale of asset	(12)	(807)	(946)	(300)
Other operating expense, net	58	18	22	78
Losses on purchases, exchanges or extinguishments of debt	2	—	—	5
Other	(57)	(36)	(65)	(10)
Adjusted EBITDAX (Non-GAAP)	$1,231	$1,878	$2,513	$4,470

(b)
Net Debt is a Non-GAAP measure and is defined as GAAP total debt excluding premiums, discounts, and deferred issuance costs less cash and cash equivalents. Net Debt is useful to investors as a widely understood measure of liquidity and leverage, but this measure should not be considered as an alternative to, or more meaningful than, total debt presented in accordance with GAAP.

The table below presents a reconciliation of Net Debt to Total Debt, Expand Energy’s most directly comparable financial measure calculated and presented in accordance with GAAP as of the dates set forth below.
	September 30,		December 31,
	2024	2023	2023	2022
	(millions of dollars)
Total Debt (GAAP)	$2,017	$2,032	$2,028	$3,093
Premiums and issuance costs on debt	(67)	(82)	(78)	(93)
Principal amount of debt	1,950	1,950	1,950	3,000
Cash and Cash Equivalents	(1,044)	(713)	(1,079)	(130)
Net Debt (Non-GAAP)	$906	$1,237	$871	$2,870

Summary Historical Consolidated Financial Information of Southwestern
The following summary historical consolidated income data and summary historical cash flow data for the years ended December 31, 2023 and 2022 and the summary historical balance sheet data as of December 31, 2023 and 2022 was derived from Southwestern’s audited consolidated financial statements, which were included in the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2024. The following summary historical consolidated income data and summary historical cash flow data for the nine months ended September 30, 2024 and 2023 and the summary historical balance sheet data as of September 30, 2024 was derived from Southwestern’s unaudited condensed consolidated financial statements, which were included in the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2024.
The following table shows Southwestern’s summary historical consolidated financial data and other Non-GAAP financial data for the years ended December 31, 2023 and 2022 and the nine months ended September 30, 2024 and 2023, and were derived from Southwestern’s consolidated financial statements.
Southwestern’s historical results are not necessarily indicative of the results that may be expected in the future, and the results as of and for the nine months ended September 30, 2024 are not necessarily indicative of results expected for the year ended December 31, 2024 or any future period. The information set forth below is only a summary, and you should read it in conjunction with Southwestern’s financial statements and the related is included in the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2024, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Nine months Ended September 30,		Years Ended December 31,
	2024	2023	2023	2022
	(millions of dollars)
Financial Review
Statement of Operations Data:
Operating Revenues:
Gas sales	$1,470	$2,323	$3,089	$9,101
Oil sales	261	281	379	439
NGL sales	496	523	702	1,046
Marketing	1,488	1,707	2,355	4,419
Other	(2)	(4)	(3)	(3)
	3,713	4,830	6,522	15,002
Operating costs and expenses:
Marketing purchases	1,509	1,693	2,331	4,392
Operating expenses	1,240	1,280	1,717	1,616
General and administrative expenses	150	133	187	170
Merger-related expenses	39	—	—	27
Depreciation, depletion and amortization	696	979	1,307	1,174
Impairments	3,202	—	1,710	—
Taxes, other than income taxes	110	189	244	269
	6,946	4,274	7,496	7,648
Operating income (loss)	(3,233)	556	(974)	7,354
Interest expense, net	113	106	142	184
Gain (loss) on derivatives	243	1,811	2,433	(5,259)
Loss on early extinguishment of debt	—	(19)	(19)	(14)

	Nine months Ended September 30,		Years Ended December 31,
	2024	2023	2023	2022
	(millions of dollars)
Other income (loss), net	(1)	1	2	3
Income (loss) before income taxes	(3,104)	2,243	1,300	1,900
Provision (benefit) for income taxes:
Current	—	—	(5)	51
Deferred	(681)	28	(252)	—
	(681)	28	(257)	51
Net income (loss)	$(2,423)	$2,215	$1,557	$1,849
Statement of Cash Flows Data:
Net cash provided by operating activities	$1,119	$2,039	$2,516	$3,154
Net cash used in investing activities	$(1,345)	$(1,710)	$(2,047)	$(2,043)
Net cash provided by (used in) financing activities	$331	$(353)	$(498)	$(1,089)
Balance Sheet Data:
Total liabilities	$6,035		$6,103	$8,602
Total equity	$3,487		$5,888	$4,324
Total liabilities and equity	$9,522		$11,991	$12,926
Total assets	$9,522		$11,991	$12,926
Non-GAAP Financial Data:
Adjusted EBITDA(a)	$1,347	$1,796	$2,407	$3,283
Net Debt(b)	$4,200	$4,105	$3,942	$4,364

(a)
Adjusted EBITDA is a Non-GAAP measure and is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization expense, unrealized (gains) losses on unsettled derivatives, merger-related expenses, asset impairments, and certain items management believes affect the comparability of operating results. Adjusted EBITDA is presented as it provides investors an indication of the company’s ability to internally fund exploration and development activities and service or incur debt. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss) or net cash provided by (used in) operating activities as presented in accordance with GAAP.

Management believes Adjusted EBITDA is a meaningful adjunct to earnings calculated in accordance with GAAP because (a) management uses this financial measure to evaluate the company’s trends and performance, (b) this financial measure is comparable to estimates provided by certain securities analysts, and (c) items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated.
The table below presents a reconciliation of Adjusted EBITDA to Net Income (Loss), Southwestern’s most directly comparable financial measure calculated and presented in accordance with GAAP for the periods ended on the dates set forth below.

	Nine months ended September 30,		Years Ended December 31,
	2024	2023	2023	2022
	(millions of dollars)
Net Income (Loss) (GAAP)	$(2,423)	$2,215	$1,557	$1,849
Adjustments:
Interest expense	113	106	142	184
Income tax expense (benefit)	(681)	28	(257)	51
Depreciation, depletion and amortization	696	979	1,307	1,174
Merger-related expenses	39	—	—	27
Impairments	3,202	—	1,710	—
(Gain) loss on unsettled derivatives	384	(1,562)	(2,088)	(24)
Loss on early extinguishment of debt	—	19	19	14
Other (gain) loss	3	4	8	4
Stock based compensation expense	14	7	9	4
Adjusted EBITDA (Non-GAAP)	$1,347	$1,796	$2,407	$3,283

(b)
Net Debt is a Non-GAAP measure and is defined as GAAP total debt excluding premiums, discounts, and deferred issuance costs less cash and cash equivalents. Southwestern Net Debt is useful to investors as a widely understood measure of liquidity and leverage, but this measure should not be considered as an alternative to, or more meaningful than, total debt presented in accordance with GAAP.

The table below presents a reconciliation of Southwestern Net Debt to Total Debt, Legacy Southwestern’s most directly comparable financial measure calculated and presented in accordance with GAAP as of the dates set forth below.
	September 30,		December 31,
	2024	2023	2023	2022
	(millions of dollars)
Total Debt (GAAP)	$4,311	$4,114	$3,947	$4,392
Premiums and issuance costs on debt	15	17	16	22
Principal amount of debt	4,326	4,131	3,963	4,414
Cash and Cash Equivalents	(126)	(26)	(21)	(50)
Net Debt (Non-GAAP)	$4,200	$4,105	$3,942	$4,364

Summary Unaudited Pro Forma Condensed Combined Financial Information
The following unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) and unaudited pro forma condensed combined statement of operations (the “pro forma statement of operations” and together with the pro forma balance sheet the “pro forma condensed combined financial statements”) are derived from the historical consolidated financial statements of Expand Energy and Southwestern and gives pro forma effect to the events that are directly attributable to the Merger and Eagle Ford Divestitures. The unaudited pro forma balance sheet as of September 30, 2024 combines the historical balance sheets of Expand Energy and Southwestern as of September 30, 2024, and gives effect to the Merger as if it had been completed on September 30, 2024. The pro forma balance sheet is not adjusted for the Eagle Ford Divestitures as those had been completed and reflected in Expand Energy’s historical balance sheet as of September 30, 2024. The unaudited pro forma statement of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023, combine the historical consolidated statements of operations of Expand Energy and Southwestern and give effect to Merger and the Eagle Ford Divestitures as if each transaction had been completed on January 1, 2023.
The following summary unaudited pro forma condensed combined financial information has been prepared for informational purposes only and does not purport to represent what the consolidated position of the Company or consolidated results of operations would have been had the pro forma events occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors, including those discussed or referred to in the “Risk Factors” section in this prospectus supplement. The following summary unaudited pro forma condensed combined financial information should be read in conjunction with the unaudited pro forma condensed combined financial information included in the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2024, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
As of September 30, 2024
($ in millions)
Pro Forma Combined Balance Sheet Data
Cash and cash equivalents	$585
Total assets	$28,194
Current portion of long-term debt	$389
Long-term debt, net	$5,322
Total liabilities	$10,373
Total equity	$17,821
	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
	($ in millions, except per share amounts)
Pro Forma Combined Statement of Operations Data
Total revenues and other	$6,192	$14,247
Total operating expenses	$6,769	$10,117
Income (loss) from operations	$(577)	$4,130
Net income (loss)	$(573)	$3,602
Basic earnings (loss) per common share	$(2.52)	$15.76
Diluted earnings (loss) per common share	$(2.52)	$15.09

Summary Historical and Combined Proved Reserves and Production Data
The following table presents the net proved developed and undeveloped natural gas, oil and NGL reserves as of December 31, 2023, on a historical basis and combined to give effect to the Merger as if it had been completed on January 1, 2023.
The reserve estimates attributable to the properties of Chesapeake and Southwestern, respectively, as of December 31, 2023 presented in the table below are based on the respective reserve audits of each, both prepared by Netherland, Sewell & Associates, Inc. The historical reserve estimates were prepared in accordance with the SEC’s rules regarding oil and natural gas reserve reporting that are currently in effect.
	As of December 31, 2023
	Expand Energy Historical	Southwestern Historical	Combined
Proved reserves:
Natural gas (Bcf)	9,688	15,191	24,879
Oil (MMBbls)	—	78.1	78.1
NGLs (MMBbls)	—	666.8	666.8
Total (Bcfe)(1)	9,688	19,660	29,348
Proved developed reserves:
Natural gas (Bcf)	6,363	9,196	15,559
Oil (MMBbls)	—	38.6	38.6
NGLs (MMBbls)	—	363	363
Total (Bcfe)(1)	6,363	11,605	17,968
Proved undeveloped reserves:
Natural gas (Bcf)	3,325	5,995	9,320
Oil (MMBbls)	—	39.5	39.5
NGLs (MMBbls)	—	303.8	303.8
Total (Bcfe)(1)	3,325	8,055	11,380

(1)
Oil and NGLs are converted to one billion cubic feet of natural gas equivalent. Natural gas equivalent determined using the ratio of one barrel of oil or natural gas liquids to six thousand cubic feet of natural gas.

The following table presents production data for the year ended December 31, 2023 and the nine months ended September 30, 2024, on a historical basis and combined to give effect to the Merger as if it had been completed on January 1, 2023.
	For the Nine Months Ended September 30, 2024			For the Year Ended December 31, 2023
	Expand Energy Historical	Southwestern Historical	Combined	Expand Energy Historical	Southwestern Historical	Combined
Production:
Natural gas (Bcf)	784	969	1,753	1,266	1,438	2,704
Oil (MMBbls)	—	3.9	3.9	7.7	5.6	13.3
NGLs (MMBbls)	—	23.4	23.4	3.8	32.9	36.7
Total (Bcfe)(1)	784	1,132	1,916	1,335	1,669	3,004

(1)
Oil and NGLs are converted to one billion cubic feet of natural gas equivalent. Natural gas equivalent determined using the ratio of one barrel of oil or natural gas liquids to six thousand cubic feet of natural gas.

RISK FACTORS
An investment in the notes involves risks. You should carefully consider all of the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference as provided under “Incorporation by Reference,” including our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, and the risk factors described under “Risk Factors” therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, in the accompanying base prospectus and in the documents incorporated by reference. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.
Risks Related to this Offering and the Notes
The notes will be effectively subordinated to any secured debt of ours, and, in the event of our bankruptcy or liquidation, holders of the notes will be paid from any assets remaining after payments to any holders of any secured debt we may have. In addition, the notes will be structurally subordinated to any debt of our subsidiaries.
The notes will be our general unsecured senior obligations, and effectively subordinated to any secured debt that we may have, to the extent of the value of the assets securing that debt. The indenture will permit us to incur secured debt provided certain conditions are met. If we are declared bankrupt or insolvent, or are liquidated, the holders of our secured debt will be entitled to be paid from our assets securing their debt before any payment may be made with respect to the notes. If any of the preceding events occur, we may not have sufficient assets to pay amounts due on our secured debt and the notes.
None of our subsidiaries will guarantee the notes initially, and as a result, the notes will be structurally subordinated to the claims of all creditors, including unsecured indebtedness, trade creditors and tort claimants, of those subsidiaries. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of any of our subsidiaries, creditors of such subsidiaries would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. As of September 30, 2024, our subsidiaries had no outstanding indebtedness. We do not expect any change to our subsidiaries’ indebtedness in connection with the planned use of proceeds from this offering.
Our substantial indebtedness could adversely affect our financial condition.
We currently have, and after the completion of this offering, we will continue to have, a significant amount of indebtedness. This significant amount of indebtedness could limit our ability to obtain additional financing for working capital, capital expenditures, stock repurchases, acquisitions, debt service requirements or other purposes. It may also increase our vulnerability to adverse economic, market and industry conditions, limit our flexibility in planning for, or reacting to, changes in our business operations or to our industry overall, and place us at a disadvantage in relation to our competitors that have lower debt levels. Any or all of the above events and/or factors could have an adverse effect on our results of operations and financial condition.
We and our subsidiaries may still be able to incur substantially more debt.
The Company and its subsidiaries may be able to incur substantial additional indebtedness in the future. The Indenture will not restrict the Company’s or its subsidiaries’ ability to incur a specified amount of secured indebtedness or an unlimited amount of secured indebtedness to the extent the notes are secured equally and ratably with such indebtedness. In addition, the notes will not require us to achieve or maintain any minimum financial results relating to our financial condition or results of operations. Our ability to recapitalize, incur additional debt, and to take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due. In addition, the Company will not be restricted from repurchasing common stock by the terms of the notes.

We may issue additional notes.
We may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional notes, which notes will be equal in rank to the notes offered hereby so that the new notes may be consolidated and form a single series with the notes offered hereby and have the same terms as to status, redemption or otherwise as such notes (except for the issue date and, under certain circumstances, the issue price, the initial interest payment date and corresponding record date and the date from which interest thereon will begin to accrue).
The notes will not be protected by restrictive covenants.
Except for limitations on liens, the Indenture will not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries. In addition, the Indenture will not contain covenants or other provisions to afford protection to holders of the notes in the event of a change of control involving us.
There is no public market for the notes.
We can give no assurances concerning the liquidity of any market that may develop for the notes offered hereby, the ability of any investor to sell the notes or the prices at which investors would be able to sell them. If a market for the notes does not develop, investors may be unable to resell the notes for an extended period of time, if at all. If a market for the notes does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any of the notes. Consequently, investors may not be able to liquidate their investment readily, and lenders may not readily accept the notes as collateral for loans.
An increase in market interest rates could result in a decrease in the market value of the notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to continue fluctuating into the future, which could have an adverse effect on the market price of the notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes bearing interest at fixed rates of interest and market interest rates increase, the market value of those notes may decline. We cannot predict the future level of market interest rates.
We may redeem the notes before they mature, which could occur when prevailing interest rates are relatively low.
We may redeem all or any portion of the notes at our option as described under “Description of the Notes — Optional Redemption.” Any such redemption may occur when prevailing interest rates are lower than the rates borne by the notes. These redemption rights may, depending on prevailing market conditions at the time, create reinvestment risk for the noteholders in that they may be unable to find a suitable replacement investment with a comparable return to those notes. If prevailing rates are lower at the time of redemption, noteholders may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. The redemption of the notes also may adversely affect noteholders’ ability to sell the notes if and at any time after the notes are called for partial or full redemption.
Our credit ratings may not reflect all risks of an investment in the notes, and changes in our credit ratings may adversely affect your investment in the notes and may require us to post cash collateral or additional letters of credit.
The credit ratings assigned to the notes are not a recommendation to buy, sell or hold the notes and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. Each agency’s rating should be evaluated independently of any other agency’s rating. We have no obligation to maintain the ratings, and neither we nor any underwriter undertakes any obligation to advise holders of notes of any change in ratings.

We cannot assure you that our credit ratings will remain in effect for any given period of time or that a rating will not be revised downward, placed on a watch list or withdrawn entirely by the applicable rating agencies if in their judgment circumstances so warrant. An increase in the level of our outstanding indebtedness, an inability to reduce our indebtedness in a timely fashion or at all, or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects may cause the rating agencies to downgrade our debt credit rating generally and the ratings on the notes. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the trading price for or liquidity of the notes, increase our corporate borrowing costs, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.
In addition, downgrades in our credit ratings would allow certain counterparties to our pipeline and gathering agreements and hedging contracts to require us to post cash collateral or letters of credit to support our commitments to them. Although we believe we have sufficient letter of credit capacity or other liquidity options to satisfy our collateral obligations in such a scenario, we cannot predict the impact these posting requirements may have on our business, financial condition, results of operations or prospects.
The unaudited pro forma condensed combined financial information contained in, or incorporated into, this prospectus supplement is presented for illustrative purposes only and may not be reflective of our operating results, financial condition or reserves following completion of the Merger.
The unaudited pro forma condensed combined financial information contained in, or incorporated into, this prospectus supplement is presented for illustrative purposes only, is not necessarily indicative of what our actual financial position or results of operations would have been had the Merger been completed on the dates indicated or of our future operating results, financial condition or reserves, and reflects adjustments based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed. Our actual results and financial position may differ materially and adversely from the pro forma information that is contained in, or incorporated into, this prospectus supplement.

USE OF PROCEEDS
We expect to receive net proceeds of approximately $742 million from the sale of the notes offered hereby after deducting the underwriting discounts but before offering expenses. We expect to use the net proceeds from this offering, together with cash on hand, to fund the Refinancing Transactions, with any remaining proceeds to be used for general corporate purposes. See “Summary — Concurrent Redemption of the 2028 Notes” and “Summary — Concurrent Tender Offer.” In the event that the Tender Offer is not consummated, or the net proceeds from this offering exceed the amount needed to fund the purchase of the securities accepted pursuant to the Tender Offer, we intend to use such net proceeds from this offering for the 2028 Notes Redemption and general corporate purposes.
As of September 30, 2024, $304 million aggregate principal amount of the 2028 Notes was outstanding. The 2028 Notes mature on September 15, 2028, unless earlier repurchased or redeemed, and bear interest at a rate of 8.375% per year. The consummation of this offering is not conditioned on the consummation of the 2028 Notes Redemption, however, the 2028 Notes Redemption is conditioned upon the completion of a financing transaction sufficient to fund to the redemption price, and if this offering is not successfully consummated, we may not complete the 2028 Notes Redemption. This prospectus supplement does not constitute a notice of redemption with respect to the 2028 Notes.
The Tender Notes, with an outstanding $500 million aggregate principal amount, bear interest at a rate of 5.500% per annum and mature on February 1, 2026. The Tender Offer is subject to a number of conditions (including a financing condition) that may be waived or changed. The consummation of this offering is not conditioned on the tender of Tender Notes in the Tender Offer. This prospectus supplement does not constitute an offer to purchase or a solicitation of an offer to sell the Tender Notes.
Certain of the underwriters or their affiliates may be holders of the 2028 Notes or Tender Notes and, accordingly, may receive a portion of the proceeds of this offering as a result of the 2028 Notes Redemption or the Tender Offer. Certain of the underwriters or their affiliates are acting as dealer managers in connection with the Tender Offer, for which they will receive customary fees. See “Underwriting.”

CAPITALIZATION
The following table sets forth our cash and cash equivalents and total capitalization as of September 30, 2024, on an:
•
actual basis; and

•
as adjusted to give effect to the Merger and the related assumption of Southwestern indebtedness; and

•
as further adjusted to give effect to the issuance of the notes offered by this prospectus supplement and the application of the net proceeds therefrom in the manner described under “Use of Proceeds,” including the completion of the Refinancing Transactions.

This table should be read together with our historical financial statements and the accompanying notes incorporated by reference into this prospectus supplement and the accompanying base prospectus.
	As of September 30, 2024
(In millions)	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents	$1,044	$585	$508
Debt:
Credit Facility	$—	$—	$—
4.950% senior notes due 2025	—	389	389
5.500% senior notes due 2026(1)	500	500	—
8.375% senior notes due 2028(2)	—	304	—
5.875% senior notes due 2029	500	500	500
6.750% senior notes due 2029	950	950	950
5.375% senior notes due 2029	—	700	700
5.375% senior notes due 2030	—	1,200	1,200
4.750% senior notes due 2032	—	1,150	1,150
Notes offered hereby	—	—	750
Premiums on senior notes	71	22	21
Debt issuance costs	(4)	(4)	(12)
Total debt, net	$2,017	$5,711	$5,648
Stockholders’ equity:
Common stock, $0.01 par value, 450,000,000 shares authorized: 135,107,576 shares issued(3)	$1	$2	$2
Additional paid-in capital	5,778	13,692	13,692
Retained earnings	4,409	4,128	4,114
Total stockholders’ equity	10,188	17,822	17,808
Total capitalization	$12,205	$23,533	$23,456

(1)
As further adjusted assumes that all of the Tender Notes are tendered in the Tender Offer and purchased, excluding accrued interest, as described in “Summary — Recent Developments — Concurrent Tender Offer.” Amount subject to adjustment depending on actual participation in the Tender Offer.

(2)
As further adjusted assumes that the 2028 Notes are fully redeemed in the 2028 Notes Redemption, excluding accrued interest, as described in “Summary — Recent Developments —  Concurrent Redemption of the 2028 Notes.”

(3)
In connection with the closing of the Merger, we issued approximately 95.7 million shares of our common stock to Southwestern’s shareholders.

DESCRIPTION OF THE NOTES
The Company will issue the notes (as defined below) under a supplemental indenture (the “Supplemental Indenture”), to be dated as of the Issue Date, among itself and Regions Bank, as trustee (the “Trustee”), supplementing that certain Indenture, dated as of the Issue Date (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”). The terms of the notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes will be a new series of our debt securities described in the Base Prospectus. The notes issued in this offering will be limited to $750,000,000 in aggregate principal amount of senior notes due 2035 (the “notes”), although we may issue an unlimited principal amount of additional notes of any series having identical terms and conditions as the notes of such series, other than issue date, issue price, the first interest payment date and the date from which interest shall accrue (“Additional Notes”). Any Additional Notes will be part of the same series as the notes that we are currently offering and will vote on all matters with the holders of such notes. We may from time to time issue other series of debt securities under the Base Indenture, in unlimited principal amount.
This Description of the Notes is intended to be a useful overview of the material provisions of the notes and the Indenture. This Description of the Notes is only a summary. You should also refer to the section entitled “Description of Debt Securities” in the Base Prospectus for a summary description of other material terms of the notes and the Base Indenture. To the extent that any terms of the notes set forth in this Description of the Notes are different than the terms described in the Base Prospectus, the terms in this Description of the Notes will govern. For more information, we refer you to the notes, the Supplemental Indenture and the Base Indenture filed, or incorporated by reference, as exhibits to the registration statement, which includes this prospectus supplement, or available by request.
You will find the definitions of certain capitalized terms used in this Description of the Notes under the heading “— Certain Definitions.” For purposes of this Description of the Notes, references to “the Company,” “we,” “our” and “us” refer only to Expand Energy Corporation and not to its subsidiaries. Certain defined terms used in this Description of the Notes but not defined herein have the meanings assigned to them in the Indenture.
Principal, Maturity and Interest
The notes will be issued in an initial maximum aggregate principal amount of $750,000,000, will bear interest at a rate of 5.700% per year and will mature on January 15, 2035.
Interest on the notes will accrue from December 2, 2024, and will be payable in cash semi-annually on January 15 and July 15 of each year, beginning July 15, 2025. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will make each interest payment on the notes to the holders of record on the January 1 or July 1 immediately preceding the related interest payment date (whether or not a business day). Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.
Payments on the Notes; Paying Agent and Security Registrar
We will pay principal of, premium, if any, and interest on the notes at the office or agency designated by the Company, which is initially the corporate trust office of the trustee in Birmingham, Alabama. We will pay principal of, premium, if any, and interest on the notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such Global Note (as defined herein). The Company shall make all payments in respect of a Certificated Note (as defined herein) by mailing a check to the registered address of each holder thereof as such address shall appear in the Security Registrar’s books; provided, however, that payments on the notes represented by Certificated Notes may also be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent in accordance with the terms of the Indenture.

We have initially designated the Trustee to act as our Paying Agent and Security Registrar with respect to any Global Notes. We may, however, appoint and change the Paying Agent or Security Registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as Paying Agent or Security Registrar.
If any scheduled date for a payment on the notes is not a business day, then the payment will be paid on the next succeeding business day without additional interest in respect of such delay.
Transfer and Exchange
A holder may transfer or exchange the notes in accordance with the Indenture. The Security Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Security Registrar for any registration of transfer or exchange of notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption or any note for a period of 15 days before a selection of the notes to be redeemed.
The registered holder of a note will be treated as the owner of it for all purposes.
Optional Redemption
Prior to the Par Call Date, the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes of such series to be redeemed discounted to the redemption date (assuming the notes of such series matured on such Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption; and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to but not including the redemption date.
On or after the Par Call Date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to but not including the redemption date.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
For purposes of this Description of the Notes, “Par Call Date” shall mean October 15, 2034 (three months before the maturity date).
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s applicable procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
Notwithstanding anything herein to the contrary, notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a covenant defeasance or legal defeasance with respect to the notes or a satisfaction and discharge of the Indenture with respect to the notes or in accordance with the following paragraph.
Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. If any such condition precedent has not been satisfied or waived, the Company shall provide written notice to the Trustee prior to the close of business one business day prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee). Upon receipt of such notice, notwithstanding anything herein to the contrary, the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given. A notice of redemption need not set forth the exact redemption price but only the manner of calculation thereof.
In the case of a partial redemption, selection of the notes of a series for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair, subject to the last sentence of this paragraph. No notes of a principal amount of $2,000 or less will be redeemed in part. If the notes are to be redeemed in part only, the notice of redemption that relates to the notes will state the portion of the principal amount of the notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by the Depositary, the redemption of the notes shall be done in accordance with the policies and procedures of such Depositary.
Unless the Company defaults in payment of the redemption price or any conditions precedent described in the notice of redemption are not satisfied or waived and the notice of redemption is rescinded in accordance with the seventh paragraph under the heading “Optional Redemption”, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
“Treasury Rate” means, with respect to any redemption date the notes, the yield will be determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date of the notice of redemption relating to such redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the date of the notice of redemption relating to such redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the date of such notice of redemption of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the applicable Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the notes. Accordingly, Article XI of the Base Indenture shall not apply to the notes.
The Company and its subsidiaries and affiliates may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.
Ranking
The notes will be our senior unsecured obligations and will (i) rank equally in right of payment with all of the Company’s existing and future senior indebtedness (including the obligations under the Existing Credit Facility and the Existing Notes), (ii) rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the notes, (iii) be effectively subordinated to any of our existing and future secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness and (iv) be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each of our Subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company upon a default in payment with respect to, or the acceleration of, any senior secured indebtedness, the assets of the Company that secure such senior secured indebtedness will be available to pay obligations on the notes only after all obligations under such senior secured indebtedness have been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.
As of September 30, 2024, and after giving effect to the Merger and the subsequent investment grade ratings, we had no secured indebtedness for borrowed money and we had approximately $5,693 million in principal amount of unsecured indebtedness for borrowed money, including zero outstanding under our revolving credit facility and $5,693 million principal amount of senior notes, none of which was guaranteed by our subsidiaries.
Certain Covenants
Limitation on Liens
The Company will not, and will not permit any of its Restricted Subsidiaries to, create, Incur or assume, any Lien securing Funded Debt (other than Permitted Liens) upon any Principal Property, whether owned on the Issue Date or acquired after that date, unless the Indebtedness due under the Indenture (as it relates to the notes), the notes are secured equally and ratably with (or senior in priority to in the case of Liens with respect to Funded Debt that is expressly subordinated to the Notes) the Funded Debt secured by such Lien for so long as such Funded Debt is so secured.
Notwithstanding the preceding paragraph, we may, and may permit any Restricted Subsidiary of ours to, create, Incur or assume, any Lien securing Funded Debt upon any Principal Property without securing the Indebtedness due under the Indenture, and the notes if the aggregate principal amount of such Funded Debt secured by such Lien upon such Principal Property, together with the aggregate outstanding principal amount of all other Funded Debt of ours and of any Restricted Subsidiary of ours secured by any Liens (other than Permitted Liens) upon Principal Property, does not at the time such Funded Debt is created, Incurred or assumed (or, if later, at the time such Lien is created, Incurred or assumed) exceed the greater of (i) 15% of Consolidated Net Tangible Assets at such time and (ii) $3.0 billion.
Reports
The Company will furnish or file with the Trustee, (i) within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and (ii) other information, documents, or reports as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act. For purposes of this covenant, the Company will be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee (and, if applicable, any other Persons) as required by this covenant if it has filed such reports or information with the SEC via the EDGAR filing system (or any successor filing system) or otherwise made such reports or information publicly available on a freely accessible page on the Company’s website. The Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been filed or have been posted on such website.
The Company also shall furnish to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all covenants under the Indenture.
Delivery of any reports, information and documents under this caption “— Reports” to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice, constructive or otherwise, of any information contained therein or determinable from information contained therein, including the compliance by the Company with any of the Company’s covenants (as to which the Trustee is entitled to rely exclusively on certificates described in the second paragraph under this caption “— Reports”).
Unrestricted Subsidiaries
The Board of Directors of the Company may after the Issue Date designate any Subsidiary as an “Unrestricted Subsidiary” if: (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and (2) such Subsidiary has no Indebtedness other than Non-Recourse Debt.
The Board of Directors of the Company may at any time, subject to the following sentence, designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company. Any such designation will be deemed to be an incurrence of Funded Debt and Liens by a Restricted Subsidiary of the Company of any outstanding Funded Debt and Liens, respectively, of such Unrestricted Subsidiary, and such designation will only be permitted if no Default or Event of Default would be in existence following such designation.
Events of Default
Each of the following is an Event of Default with respect to the notes:
(1)   default in any payment of interest on any note of such series when due and payable, continued for 30 days;
(2)   default in the payment of principal of or premium, if any, on any note of such series when due and payable, whether at its Stated Maturity or upon redemption, acceleration or otherwise;
(3)
(a)   failure by the Company to comply, for 180 days after notice as provided below, with the covenant described under “— Certain Covenants — Reports”; or
(b)   failure by the Company to comply, for 90 days after notice as provided below, with its agreements (other than the agreements that are the subject of clauses (1) – (2) and (3)(a) above) contained in the Indenture (as it relates to the notes of such series) or the notes;
(4)   default under any mortgage, indenture or similar instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company), other than Indebtedness owed to a Subsidiary, whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default:
(a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or
(b)   results in the acceleration of such Indebtedness prior to its maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is an outstanding uncured payment default or the maturity of which has been and remains so accelerated, as applicable, aggregates to $250.0 million or more; or
(5)   certain events of bankruptcy, insolvency or reorganization of the Company (the “bankruptcy provisions”).
However, a Default under clause (3) above will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the then outstanding notes notify the Company in writing of the Default and the Company does not cure such Default within the applicable time specified in clause (3) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied, and state that such notice is a “Notice of Default.”
If an Event of Default (other than an Event of Default described in clause (5) above) occurs and is continuing, the Trustee by written notice to the Company, or holders of at least 25% in principal amount of the then outstanding notes by written notice to the Company and the Trustee, may, and the Trustee at the request of holders of at least 25% in principal amount of the then outstanding notes shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable. Such notice must specify the Event of Default and state that such notice is a “Notice of Acceleration.” Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest in respect of the notes will be due and payable immediately.
In the event of a declaration of acceleration of the notes because an Event of Default described in clause (4) above has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if (x) such Indebtedness or guarantee is discharged in full (other than customary surviving contingent obligations) or (y) the Default triggering such Event of Default pursuant to clause (4) shall be remedied or cured by the Company or waived by the holders of the relevant Indebtedness, in each case within 60 days after the written notice of declaration of acceleration of the notes with respect thereto is received by the Company and if the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction.
If an Event of Default described in clause (5) above occurs, the principal, premium, if any, and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders.
At any time after a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, holders of a majority in principal amount of the outstanding notes may by notice to the Trustee and the Company (including, without limitation, waivers and consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) waive all current defaults (except with respect to nonpayment of principal, premium, if any, or interest) and rescind any such acceleration with respect to the notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
Certain provisions relating to the rights and remedies of holders of notes and the rights, remedies and obligations of the Trustee are described in the Description of Debt Securities set forth in the Base Prospectus under the caption “— Events of Default.”
Amendments and Waivers
Solely with respect to the notes and except as provided in the next two succeeding paragraphs, the Company and the Trustee may amend or supplement the Supplemental Indenture and the Base Indenture (in each case, as it relates to the notes) and the notes with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and any past default or compliance with any provisions of the Supplemental Indenture and the Base Indenture and the notes may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

However, without the consent of each holder of an outstanding note , no amendment, supplement or waiver may (with respect to any notes held by a non-consenting holder):
(1)   reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;
(2)   reduce the stated rate of interest or extend the stated time for payment of interest on any note;
(3)   reduce the principal of or extend the Stated Maturity of any note;
(4)   waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the notes (except a rescission of acceleration of the notes by holders of a majority in aggregate principal amount of the then outstanding notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);
(5)   reduce the premium payable upon the redemption of any note or change the time at which any note of such series may be redeemed as described above under “— Optional Redemption” whether through an amendment or waiver of provisions in the Indenture, related definitions or otherwise;
(6)   make any note payable in money other than that stated in the note;
(7)   impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;
(8)   make any change in the amendment or waiver provisions that require each holder’s consent.
Notwithstanding the foregoing, without the consent of any holder of notes, the Company and the Trustee may amend or supplement the Supplemental Indenture and the Base Indenture and the notes to:
(1)   cure any ambiguity, omission, defect or inconsistency;
(2)   provide for the assumption by a successor entity of the obligations of the Company under the Supplemental Indenture and the Base Indenture or the notes;
(3)   provide for or facilitate the issuance of uncertificated notes of such series in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code);
(4)   add Guarantees with respect to the notes of such series, evidence the release of a Guarantor from its Guarantee or provide for the assumption by a successor entity of the obligations of a Guarantor in accordance with the applicable provisions of the Indenture;
(5)   secure the notes;
(6)   add covenants of the Company or other obligor under the Indenture or the notes, as the case may be or Events of Default for the benefit of the holders of the notes or to make other changes that would provide additional rights to the holders of the notes or to surrender any right or power conferred upon the Company or other such obligor;
(7)   make any change that does not adversely affect the legal or contractual rights of any holder under the Indenture (as it relates to the notes of such series) or the notes;
(8)   evidence and provide for the acceptance of an appointment under the Indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;
(9)   provide for the issuance of Additional Notes of such series permitted to be issued under the Indenture (as it relates to the notes of such series);
(10)   comply with the rules of any applicable securities depositary; or

(11)   conform the text of the Supplemental Indenture or the Base Indenture, the notes to any provision of this “Description of the Notes” or the “Description of Debt Securities” set forth in the Base Prospectus to the extent that such provision in this “Description of the Notes” or such “Description of Debt Securities” was intended to be a complete description or summary of a provision of the Indenture or the notes.
The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. A consent to any amendment, supplement or waiver under the Indenture by any holder of notes given in connection with a tender of such holder’s notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture becomes effective, the Company is required to send to the applicable holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders of the notes, or any defect in the notice, will not impair or affect the validity of any amendment, supplement or waiver.
Defeasance
The legal defeasance and covenant defeasance provisions described under “Description of Debt Securities — Defeasance of Debt Securities and Certain Covenants in Certain Circumstances” in the Base Prospectus shall be applicable to the notes and any Guarantee thereof. In the case of a covenant defeasance, the Company may terminate its obligations to comply with the covenant described under “— Certain Covenants — Limitation on Liens” above in this Description of the Notes and certain covenants described under “— Certain Covenants” in the Description of Debt Securities in the Base Prospectus, other than the covenant described under clause (2) under “— Consolidation, Merger and Sale of Assets.”
If the Company exercises its legal defeasance or its covenant defeasance option in respect of the notes, all Guarantees in respect of the notes (if any are in effect at such time) will terminate.
Satisfaction and Discharge
The satisfaction and discharge provisions described under “Description of Debt Securities — Satisfaction and Discharge” in the Base Prospectus shall be applicable to the notes and any Guarantee thereof.
Concerning the Trustee
Regions Bank is the Trustee under the Indenture and has been appointed by the Company as Security Registrar and Paying Agent with regard to the notes.
The Trustee has not provided or approved of any information in this prospectus supplement in respect of the terms and provisions of the Indenture or the notes, takes no responsibility for any information contained in this prospectus supplement in respect of such terms, the Indenture, or the notes, and makes no representation as to the contents of this prospectus supplement in respect of such terms, the Indenture, or the notes.
Governing Law
The Indenture provides that it, the notes and any Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
“Base Prospectus” means the prospectus that describes the Base Indenture.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, any preferred stock and limited liability company or partnership interests (whether general or limited) of such Person, but excluding any debt securities convertible or exchangeable into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.
“Consolidated Net Tangible Assets” means at any date of determination, the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under GAAP) after deducting therefrom:
(1)   all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of Funded Debt); and
(2)   the value of all goodwill, trade names, trademarks, patents, and other like intangible assets, all as set forth on our consolidated balance sheet as of a date no earlier than the date of the Company’s latest available annual or quarterly consolidated financial statements prepared in accordance with GAAP.
“Customary Recourse Exceptions” means with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of a Person, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.
“Default” means, with respect to the notes, any event which is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Existing Credit Facility” means that certain Credit Agreement dated as of December 9, 2022, by and among the Company, as borrower, the lenders and issuing banks party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended by the Amendment No. 1 and Borrowing Base Agreement dated as of April 29, 2024 (as so amended, the “Original Credit Facility”), and as automatically amended in its entirety on October 28, 2024 pursuant to the Investment Grade Date Changeover (as defined in the Original Credit Facility).
“Existing Notes” means the Company’s outstanding (a) 4.950% Senior Notes due 2025, (b) 5.500% Senior Notes due 2026, (c) 8.375% Senior Notes due 2028, (d) 5.375% Senior Notes due 2029, (e) 5.875% Senior Notes due 2029, (f) 6.750% Senior Notes due 2029, (g) 5.375% Senior Notes due 2030 and (h) 4.750% Senior Notes due 2032.
“Funded Debt” means, in respect of any Person, all Indebtedness Incurred by such Person that matures, or is renewable by such Person to a date, more than one year after the date as of which Funded Debt is being determined.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.
“guarantee” means any obligation, contingent or otherwise, of any Person guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise). The term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“holder” means a Person in whose name a note is registered on the Security Registrar’s books.
“Incur” means issue, create, assume, guarantee, incur or otherwise become liable for any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
“Indebtedness” means, with respect to any Person on any date of determination, any obligation of such Person, whether contingent or otherwise, for the repayment of borrowed money and any guarantee thereof.
“Issue Date” means the date notes are first issued under the Indenture.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. For the avoidance of doubt, (1) an operating lease shall be deemed not to constitute a Lien and (2) a contract that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 shall be deemed not to constitute a Lien.
“Non-Recourse Debt” means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise except, in each case for (i) Customary Recourse Exceptions and (ii) the pledge of (or a guarantee limited in recourse solely to) the Capital Stock of such Unrestricted Subsidiary.
“Officer’s Certificate” means a certificate signed by an officer of the Company.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
“Permitted Liens” means, with respect to any Person:
(1)   any Lien in favor of the Trustee for the benefit of the Trustee or the holders of the notes or otherwise securing the notes, a Guarantee or other obligations under the Indenture;
(2)   Liens securing hedging obligations, swap agreements, derivatives, forward contracts, exchange agreements, in each case excluding such arrangement entered into for speculative purposes or obligations with regard to treasury management arrangements;
(3)   Liens in favor of the Company or a Restricted Subsidiary;
(4)   Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary;
(5)   Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were (i) in existence prior to such acquisition and not Incurred in contemplation of such acquisition or (ii) incurred to secure Indebtedness incurred to refinance Indebtedness secured by Liens described in the foregoing clause (i);
(6)   Liens to secure the performance of statutory or regulatory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);
(7)   Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(8)   Liens on cash or other property arising in connection with the defeasance, discharge, or redemptions of Indebtedness;
(9)   Liens to secure Indebtedness represented by capital lease obligations, finance lease obligations, mortgage financings or purchase money obligations or other Indebtedness, in each case, incurred for the purpose of financing all or any part of the purchase price, other acquisition cost or cost of design, construction, installation, development, repair or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, and all refinancing indebtedness Incurred to renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, such Indebtedness, covering only the assets acquired with or financed by such Indebtedness;
(10)   Grants of software and other technology licenses in the ordinary course of business;
(11)   Liens existing on the date hereof;
(12)   filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;
(13)   bankers’ Liens, rights of setoff, rights of revocation, refund or chargeback with respect to money, instruments or accounts of the Company or any Restricted Subsidiary, Liens arising out of judgments or awards and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(14)   Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;
(15)   Liens arising under, or in connection with, oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, marketing, transportation, gathering, treating, fractionation, compression, stabilization or processing of hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, overriding royalty agreements, gathering agreements, marketing agreements, processing agreements, treating agreements, fractionation agreements, compression agreements, stabilization agreements, construction agreements, storage agreements, net profits agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements that are customary in the oil and gas business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract and margin and other deposits related thereto;
(16)   Liens for (i) taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty or, provided the Company or its Restricted Subsidiaries have knowledge or should have had knowledge of such Liens, are being actively contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books in accordance with GAAP (to the extent required thereby) or (ii) for property taxes on property that the Company or any Subsidiary has determined to abandon if the sole recourse for such tax, assessment, charge or claim is to such property;
(17)   Liens imposed by law or ordinary course of business contracts, including, without limitation, carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s and similar Liens;
(18)   Liens arising under applicable statutory provisions with respect to production of oil, gas or other hydrocarbons purchased from others (such as Chapter 67 of the Texas Property Code and Louisiana Revised Statutes Title 9, §4863, et seq., (including Louisiana Revised Statutes Title 9, §4869));
(19)   Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(20)   survey exceptions, encumbrances, ground leases, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations of, or rights of others for, licenses, rights-of-way, roads, pipelines, transmission liens, transportation liens, distribution lines for the removal of gas, oil, coal or other minerals or timber, sewers, electric lines, telegraph and telephone lines and other similar purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, Liens related to surface leases and surface operations, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company or any Restricted Subsidiary of the Company or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary of the Company;
(21)   leases, licenses, subleases and sublicenses of assets that do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary of the Company;
(22)   Liens on the Capital Stock of a joint venture that does not constitute a Subsidiary securing obligations of such joint venture;
(23)   any interest or title of a lessor under any operating lease;
(24)   Liens on pipelines or pipeline facilities that arise by operation of law;
(25)   Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development, construction, production, processing, treating, fractionation, stabilization, compression, gathering, transportation, marketing or storage, plugging, abandonment or operation thereof;
(26)   Liens under industrial revenue, municipal or similar bonds; and
(27)   any Lien renewing, extending, refinancing, replacing or refunding a Lien permitted by this definition, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to accrued interest and any premium or other amount paid, and fees, costs and expenses incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets are encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinancing, replacement or refunding.
In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Permitted Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, additions, repairs, attachments and accessions thereto, construction thereon, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Principal Property” means all property interests in oil and gas reserves located in the United States capable of producing hydrocarbon substances in paying quantities, the net book value of which exceeds 3% of Consolidated Net Tangible Assets, other than: (1) property not of material importance to the business of the Company and its Subsidiaries, taken as a whole; (2) assets used in midstream operations; (3) accounts receivable; and (4) production or proceeds from the production of hydrocarbons.
“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, production payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the oil and gas business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.
“Refinancing Transactions” has the meaning set forth elsewhere in this prospectus supplement.
“Restricted Subsidiary” of any Person means any Subsidiary of the Person that is not an Unrestricted Subsidiary.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the payment of principal of such security or Indebtedness is due and payable, including, without limitation, pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” with respect to any Person, means any (i) corporation, limited liability company or other entity (other than a partnership) of which the outstanding Capital Stock having a majority of the votes entitled to be cast in the election of directors, managers or trustees of such entity under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (ii) partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Unrestricted Subsidiary” means (1) any Subsidiary of the Company designated as such pursuant to and in compliance with the Indenture and (2) any Subsidiary of an Unrestricted Subsidiary.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.
This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons subject to the alternative minimum tax;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
real estate investment trusts or regulated investment companies;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell the notes under the constructive sale provisions of the Code;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement; and

•
holders of the 2028 Notes that receive proceeds from this offering in the 2028 Notes Redemption or holders of Tenders Notes that participate in the Tender Offer.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR

SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Tax Consequences Applicable to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest
Interest on a note will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition
A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will equal the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Consequences Applicable to Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Payments of Interest
Interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:
•
the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•
the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•
either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable income tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest will be subject to U.S. federal income tax at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest, which will be treated as interest and may be subject to the rules discussed above in “— Payments of Interest”) unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of interest will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “— Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING
Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement by and among us and the underwriters named below, for whom J.P. Morgan Securities LLC, TD Securities (USA) LLC and BofA Securities, Inc. are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of the notes indicated in the following table:
Underwriters	Principal Amount of the notes
J.P. Morgan Securities LLC	$120,000,000
TD Securities (USA) LLC	$120,000,000
BofA Securities, Inc.	$90,000,000
CIBC World Markets Corp.	$41,250,000
Mizuho Securities USA LLC	$41,250,000
Morgan Stanley & Co. LLC	$41,250,000
PNC Capital Markets LLC	$41,250,000
Wells Fargo Securities, LLC	$41,250,000
Citigroup Global Markets Inc.	$31,875,000
Citizens JMP Securities, LLC	$31,875,000
Goldman Sachs & Co. LLC	$31,875,000
RBC Capital Markets, LLC	$31,875,000
Regions Securities LLC	$31,875,000
Truist Securities, Inc.	$31,875,000
BOK Financial Securities, Inc.	$7,500,000
Comerica Securities, Inc.	$7,500,000
Fifth Third Securities, Inc.	$7,500,000
Total	$750,000,000
Under the terms and conditions of the underwriting agreement, if the underwriters take any of the notes, then they are obligated to take and pay for all the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the underwriting agreement may be terminated. The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The notes are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market-making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the notes. Notes sold by the underwriters to the public will initially be offered at the public offering prices set forth on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to 0.40% of the principal amount of the notes. The underwriters may allow, and any such dealer may reallow, a concession not in excess of 0.25% of the principal amount of the notes. After the initial offering of the notes to the public, the underwriters may change the offering price and other selling terms.
The following table summarizes the compensation to be paid by us to the underwriters:
	Per note	Total notes
Underwriting discount paid by us	0.650%	$4,875,000

We expect that delivery of the notes will be made to investors on or about the closing date specified on the cover page of this prospectus supplement, which will be the sixth business day following the date of this prospectus supplement. This settlement cycle is referred to as “T+6.” Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement or the next four succeeding business days will be required, by virtue of the fact that the notes initially will settle T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of this prospectus supplement or the next four succeeding business days should consult their own advisors.
We estimate that the total expenses of this offering to be paid by us, excluding underwriting discounts, will be approximately $750,000.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment transactions involve sales by the underwriters of notes in excess of the principal amount of notes the underwriters are obligated to purchase, which creates a syndicate short position.

•
Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time without notice.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the underwriters and their respective affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking, investment banking, asset leasing and treasury services for us and our affiliates, for which they received, or will continue to receive, customary fees or compensation. Certain of the underwriters or their affiliates may be holders of the 2028 Notes or Tender Notes and, accordingly, may receive a portion of the proceeds of this offering as a result of the 2028 Notes Redemption or the Tender Offer. Certain of the underwriters or their affiliates are acting as dealer managers in connection with the Tender Offer, for which they will receive customary fees. In addition, J.P. Morgan Securities LLC acted as financial advisor to Expand Energy in connection with the Merger.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our respective subsidiaries. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other underwriters or their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters or their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our and our parent’s securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the Member States of the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes a retail investor means a person who is one (or more) of:
i.
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

ii.
a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.
not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying base prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying base prospectus are not a prospectus for the purposes of the Prospectus Regulation.
This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”).
For these purposes a retail investor means a person who is one (or more) of:
i.
a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended “EUWA”);

ii.
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or

iii.
not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying base prospectus are not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”). The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) otherwise in compliance with any other applicable requirements of Japanese law.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of the issuer’s obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the securities are a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying base prospectus is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying base prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying base prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold and will not be offered or sold in Hong Kong, by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Taiwan
The notes have not and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.
Notice to Prospective Investors in South Korea
The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the notes may not be re-sold to South Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.
Notice to Prospective Investors in the United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not

intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in those the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein, and has no responsibility for the prospectus supplement. The notes which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Chile
The notes are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the notes do not constitute a public offer of, or an invitation to subscribe for or purchase, the notes in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).
Notice to Prospective Investors in the Abu Dhabi Global Market
This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. This document relates to an “Exempt Offer” within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the Financial Services Regulatory Authority or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the FSMR).
Notice to Prospective Investors in Australia
No placement document, offering memorandum, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.
Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the issuance of the Notes offered pursuant to this prospectus supplement and the accompanying base prospectus will be passed upon for us by Latham & Watkins LLP, Houston, Texas, with respect to U.S. legal matters, and by Derrick & Briggs, LLP, Oklahoma City, Oklahoma, with respect to Oklahoma legal matters. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, Houston, Texas.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Expand Energy Corporation (Successor) (formerly known as Chesapeake Energy Corporation) incorporated in this prospectus by reference to Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Chesapeake Energy Corporation’s emergence from bankruptcy on February 9, 2021 as discussed in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Expand Energy Corporation (Predecessor) (formerly known as Chesapeake Energy Corporation) incorporated in this prospectus by reference to Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Chesapeake Energy Corporation’s emergence from bankruptcy on February 9, 2021 as discussed in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Certain estimates of Expand Energy Corporation’s net natural gas and oil reserves and related information incorporated by reference in this prospectus were based upon reserve estimates made by the Company’s reservoir engineers under the supervision of Chesapeake Energy Corporation’s management. These reserve estimates were audited by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm.
The audited historical financial statements of Southwestern Energy Company and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Certain estimates of Southwestern Energy Company’s net natural gas and oil reserves and related information incorporated by reference in this prospectus were based upon reserve estimates made by Southwestern Energy Company’s reservoir engineers under the supervision of Southwestern Energy Company’s management. These reserve estimates were audited by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is https://www.expandenergy.com/. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying base prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying base prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement and the accompanying base prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying base prospectus to the extent that a statement contained in this prospectus supplement and the accompanying base prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement and the accompanying base prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC (such documents filed prior to October 1, 2024 were filed under our former name prior to the Merger, Chesapeake Energy Corporation):
•
Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024.

•
The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024.

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on April 30, 2024, July 29, 2024 and October 29, 2024, respectively.

•
Our Current Reports on Form 8-K filed with the SEC on January 11, 2024 (File No. 001-13726), April 5, 2024, June 6, 2024, June 18, 2024, September 26, 2024, October 1, 2024 (excluding Item 7.01 thereto), November 1, 2024, November 7, 2024 and November 15, 2024 (only with respect to the 8-K filing for Items 8.01 and 9.01 related to historical and pro forma financial and reserves information of Southwestern Energy Company and the Company).

•
The description of our common stock (“Common Stock”) contained in Item 1 of the Registration Statement on Form 8-A, dated February 9, 2021, filed with the SEC on February 9, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus by writing or telephoning us at the following address:
Expand Energy Corporation
Attention: Investor Relations
6100 North Western Avenue
Oklahoma City, OK 73118
(405) 848-8000
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS
EXPAND ENERGY CORPORATION
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “EXE.” On November 19, 2024, the last reported sale price of our common stock on the Nasdaq Global Select Market was $95.71 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 20, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information; Incorporation by Reference” below. You are urged to read this prospectus carefully, including “Risk Factors,” and the documents incorporated by reference in their entirety before investing in our securities.
When we refer to “Expand Energy,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Expand Energy Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including documents incorporated herein by reference, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements include our current expectations or forecasts of future events, including matters relating to the Merger (as defined in the section of this prospectus entitled “Our Company”), armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, and the impact of each on our business, financial condition, results of operations and cash flows, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, the amount and timing of any cash dividends, and our environmental, social and governance (“ESG”) initiatives. Forward-looking and other statements in this prospectus regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “expect,” “could,” “may,” “anticipate,” “intend,” “plan,” “ability,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “guidance,” “outlook,” “opportunity” or “strategy.”
Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:
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conservation measures and technological advances could reduce demand for hydrocarbons;

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negative public perceptions of our industry;

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competition in the natural gas and oil exploration and production industry;

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the volatility of natural gas, oil and natural gas liquids (“NGL”) prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles;

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risks from regional epidemics or pandemics and related economic turmoil, including supply chain constraints;

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write-downs of our natural gas and oil asset carrying values due to low commodity prices;

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significant capital expenditures required to replace our reserves, sustain production and conduct our business;

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uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;

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drilling and operating risks and resulting liabilities;

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our ability to generate profits or achieve targeted results in drilling and well operations;

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leasehold terms expiring before production can be established;

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risks from our commodity price risk management activities;

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uncertainties, risks and costs associated with natural gas and oil operations;

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our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;

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pipeline and gathering system capacity constraints and transportation interruptions;

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our plans to participate in the liquefied natural gas export industry;

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terrorist activities and/or cyber-attacks adversely impacting our operations;

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risks from failure to protect personal information and data and compliance with data privacy and security laws and regulations;

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disruption of our business by natural or human causes beyond our control;

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a deterioration in general economic, business or industry conditions;

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the impact of inflation and commodity price volatility, including as a result of armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and on U.S. and global financial markets;

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our inability to access the capital markets on favorable terms;

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the limitations on our financial flexibility due to our level of indebtedness and restrictive covenants from our indebtedness;

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risks related to acquisitions or dispositions, or potential acquisitions or dispositions, including risks related to the Merger, such as risks related to loss of management personnel, other key employees, customers, suppliers, vendors, landlords, joint venture partners and other business partners following the Merger; risks related to disruption of management time from ongoing business operations due to the transaction; the risk of any unexpected costs or expenses resulting from the transaction; the outcome of existing litigation and the risk of any further litigation relating to the transaction; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; and the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the transaction or it may take longer than expected to achieve those synergies or benefits;

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our ability to achieve and maintain ESG certifications, goals and commitments;

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legislative, regulatory and ESG initiatives, addressing environmental concerns, including initiatives addressing the impact of global climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal;

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federal and state tax proposals affecting our industry;

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risks related to an annual limitation on the utilization of our tax attributes, as well as trading in our common stock, additional issuance of common stock, and certain other stock transactions, which could lead to an additional, potentially more restrictive, annual limitation; and

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other factors that are described under “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2023, filed with the SEC on February 21, 2024, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on October 29, 2024, or referenced in this prospectus.

We caution you not to place undue reliance on the forward-looking statements contained in this prospectus, which speak only as of the filing date, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures in this prospectus and our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is https://www.expandenergy.com/. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (such documents filed prior to October 1, 2024 were filed under our former name prior to the Merger, Chesapeake Energy Corporation):
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Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024.

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024.

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on April 30, 2024, July 29, 2024 and October 29, 2024, respectively.

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Our Current Reports on Form 8-K filed with the SEC on January 11, 2024 (File No. 001-13726), April 5, 2024, June 6, 2024, June 18, 2024, September 26, 2024, October 1, 2024 (excluding Item 7.01 thereto), November 1, 2024, November 7, 2024 and November 15, 2024 (only with respect to the 8-K filing for Items 8.01 and 9.01 related to historical and pro forma financial and reserves information of Southwestern Energy Company and the Company).

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The description of our common stock (“Common Stock”) contained in Item 1 of the Registration Statement on Form 8-A, dated February 9, 2021, filed with the SEC on February 9, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Expand Energy Corporation
Attention: Investor Relations
6100 North Western Avenue
Oklahoma City, OK 73118
(405) 848-8000
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

OUR COMPANY
General
Established through the combination of Chesapeake Energy Corporation (“Chesapeake”) and Southwestern Energy Company (“Southwestern”) (the “Merger”), Expand Energy is the largest independent natural gas producer in the United States, based on net daily production, and is focused on responsibly developing an abundant supply of natural gas, oil and NGLs to expand energy access for all. Our operations are located in Louisiana in the Haynesville/Bossier Shales, in Pennsylvania in the Marcellus Shale, and in West Virginia and Ohio in the Marcellus and Utica Shales.
Our strategy is to create shareholder value through the responsible development of our significant resource plays while continuing to be a leading provider of natural gas to markets in need. We continue to focus on improving margins through operating efficiencies and financial discipline and improving our ESG performance. To accomplish these goals, we intend to allocate our human resources and capital expenditures to projects we believe offer the highest cash return on capital invested, to deploy leading drilling and completion technology throughout our portfolio, and to take advantage of acquisition and divestiture opportunities to strengthen our portfolio. We also intend to continue to dedicate capital to projects that reduce the environmental impact of our production activities.
Corporate Information
Our principal executive offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and our telephone number is (405) 848-8000. We maintain a website at https://www.expandenergy.com/. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, including but not limited to, the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements,” as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in or incorporated by reference in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
The Third Amended and Restated Certificate of Incorporation of Expand Energy (the “Expand Energy Charter”) provides that the Company is authorized to issue 495 million shares of capital stock, divided into two classes consisting of (a) 450 million shares of common stock, par value $0.01 per share, and (b) 45 million shares of preferred stock, par value $0.01 per share.
As of November 18, 2024, there were 231,096,625 shares of Common Stock and 0 shares of preferred stock outstanding and 1,260,494, 3,099,093 and 3,680,062 Class A Warrants to purchase Common Stock (“Class A Warrants”), Class B Warrants to purchase Common Stock (“Class B Warrants”) and Class C Warrants to purchase Common Stock (“Class C Warrants”), respectively, outstanding (collectively, the “Warrants”).
Common Stock
Each holder of shares of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote.
Subject to the rights of any then-outstanding shares of preferred stock, the holders of Common Stock may receive such dividends as the Board of Directors (the “Board”) may declare in its discretion out of legally available funds. Holders of Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them.
Voting Rights
Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election or removal of directors.
The Third Amended and Restated Bylaws of Expand Energy (the “Expand Energy Bylaws”) provide that the number of directors which shall constitute the whole board of directors shall not be less than three (3) nor more than eleven (11), and shall be determined by resolution adopted by a vote of a majority of the entire Board then in office, or at an annual or special meeting of shareholders by the affirmative vote of at least a majority of the then outstanding shares of the Company’s capital stock entitled to vote thereon. No reduction in number shall have the effect of removing any director prior to the expiration of his term. No person may stand for election to, or be elected to, the Board or be appointed by the directors to fill a vacancy on the Board who shall have made, or be making, improper or unlawful use of the Company’s confidential information. All elections of directors shall be by written ballot unless otherwise provided in the Expand Energy Charter. However, if authorized by the board of directors in its sole discretion, the ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.
Dividends
The Board may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of the Company’s capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law and the Expand Energy Charter and may be paid in cash, in property or in shares of the capital stock, or in any combination thereof.

Liquidation
Except as otherwise required by the Expand Energy Bylaws or Expand Energy Charter, the common stock will have all rights and privileges typically associated with such securities as set forth in the Oklahoma General Corporation Act (the “OGCA”) in relation to rights upon liquidation.
Preferred Stock
The Expand Energy Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board may, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without shareholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. The Company has no preferred stock outstanding at the date hereof.
Warrants
Currently each holder of a Class A Warrant is entitled to purchase 1.22 shares of the Company’s Common Stock for $22.576 per share, each holder of a Class B Warrant is entitled to purchase 1.22 shares of the Company’s Common Stock for $26.254 per share, and each holder of a Class C Warrant is entitled to purchase 1.22 shares of the Company’s Common Stock for $29.562 per share, subject to certain adjustments. Warrants must be exercised for a whole share of Common Stock. The Warrants will expire on February 9, 2026, or earlier upon liquidation.
The Warrants have been issued in registered form pursuant to each applicable warrant agreement, by and between Equiniti Trust Company, as warrant agent, and us (each, a “Warrant Agreement”). You should review a copy of each applicable Warrant Agreement, which is filed as an exhibit to this prospectus, for a complete description of the terms and conditions applicable to the Warrants. Each Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or to correct or supplement any defective provision, but any amendment, modification or waiver that adversely affects the interests of a holder of the applicable Warrant disproportionally relative to any other holder in any material respect requires the approval of each affected warrant holder.
In addition, if we, at any time while the Warrants are outstanding and unexpired, (i) declare a dividend or make a distribution on our Common Stock in Common Stock, (ii) split, subdivide, recapitalize, restructure or reclassify the outstanding Common Stock into a greater number of shares of Common Stock or effect a similar transaction or (iii) combine, recapitalize, restructure or reclassify the outstanding Common Stock into a smaller number of shares of Common Stock or effect a similar transaction, the number of shares of Common Stock issuable upon exercise of a warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination, recapitalization, restructuring, reclassification or similar transaction shall be proportionately adjusted so that the applicable warrant holder, after such date, shall be entitled to purchase the number of shares of Common Stock which such warrant holder would have owned or been entitled to receive on such date had such applicable warrants been exercised immediately prior to such date. In such event, the exercise price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination, recapitalization, restructuring, reclassification or similar transaction shall be adjusted to the number obtained by dividing (x) the product of (i) the number of shares of Common Stock issuable upon the exercise of a warrant before such adjustment and (ii) the exercise price in effect immediately prior to the record date or effective date, as the case may be, for such dividend, distribution, split, subdivision, combination, recapitalization, restructuring, reclassification or similar transaction giving rise to this adjustment by (y) the new number of shares of Common Stock issuable upon exercise of the applicable warrants determined pursuant to the immediately preceding sentence.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
Certain Anti-Takeover Provisions
Oklahoma General Corporation Act
Some provisions of Oklahoma law, the Expand Energy Charter and the Expand Energy Bylaws summarized below could make certain change of control transactions more difficult, including acquisitions of the Company by means of a tender offer, proxy contest or otherwise, as well as removal of the incumbent directors. These provisions may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the Common Stock.
Number and Election of Directors
The Expand Energy Bylaws provide that the Board shall be comprised of no less than three and no more than 11 directors, with the number of directors to be fixed from time to time by resolution adopted by the Board.
Calling of Special Meetings of Shareholders
The Expand Energy Bylaws provide that special meetings of shareholders may be called only by (i) the chairman of the Board, (ii) the chief executive officer or the president of the Company, (iii) the Board acting pursuant to a resolution adopted by a majority of the directors of the Board then in office or (iv) the secretary of the Company upon the delivery of a written request to the Company by the holders of at least 35% of the voting power of the Company’s then outstanding capital stock in the manner provided in the Expand Energy Bylaws.
Amendments to the Expand Energy Charter and Expand Energy Bylaws
The Expand Energy Charter may be adopted, repealed, altered, amended or rescinded by the affirmative vote of the holders of at least a majority of the shares of the Company’s then outstanding capital stock entitled to vote thereon, except that the affirmative vote of the holders of at least sixty percent (60%) of the voting power of the Company’s then outstanding capital stock entitled to vote is required to amend, repeal, or adopt any provision inconsistent with Articles V, VI, VII, VIII, IX, X or XI of the Expand Energy Charter.
The Expand Energy Bylaws may be adopted, repealed, altered, amended or rescinded by either the Board or the affirmative vote of the holders of at least a majority of the shares of the Company’s then outstanding capital stock entitled to vote thereon (a “Shareholder Adopted Bylaw”), except that Section 5.8, Section 5.9 and Article VII of the Expand Energy Bylaws may not be amended by the Board or by a Shareholder Adopted Bylaw without the approval of sixty percent (60%) of the voting power of the then outstanding shares of the Company’s capital stock entitled to vote at an election of directors. In addition, any Shareholder Adopted Bylaw that is approved by sixty percent (60%) or more of the voting power of the Company’s then outstanding capital stock entitled to vote at an election of directors (a “Supermajority Bylaw”) may only be amended, altered or repealed by the affirmative vote of holders of at least sixty percent (60%) of the voting power of the Company’s then outstanding capital stock entitled to vote at an election of directors, and the Board may not adopt any new bylaw, or amend, alter or repeal any existing bylaw, if such adoption, amendment, alteration or repeal would be directly contrary to a Supermajority Bylaw.
Other Limitations on Shareholder Actions
Advance notice is required for shareholders to nominate directors or to submit proposals for consideration at meetings of shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of shareholders. The Expand Energy Bylaws specify in detail the requirements as to form and content of all shareholder notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting. The Expand Energy Bylaws also describe certain criteria for when shareholder-requested meetings need not be held.
Directors may be removed from office at any time by the affirmative vote of holders of at least a majority of the outstanding shares of common stock entitled generally to vote in the election of directors.
Newly Created Directorships and Vacancies on the Board
Under the Expand Energy Bylaws, any newly created directorships resulting from any increase in the number of directors and any vacancies on the Board for any reason may be filled by a majority vote of the directors then in office, even if less than a quorum, and the directors so chosen shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.
Authorized but Unissued Shares
The Company’s authorized but unissued shares of common stock are available for future issuance. The Company may use these additional shares of common stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum
The Expand Energy Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the state courts within the State of Oklahoma (or, if no such state court has jurisdiction, the United States District Court for the Western District of Oklahoma) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former directors, officers, other employees or shareholders to the Company or to the shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Oklahoma General Corporation Act, the Expand Energy Charter or the Expand Energy Bylaws (as each may be amended from time to time), or (iv) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine.
Additionally, Article VIII of the Expand Energy Charters provides that unless we consent in writing to the selection of an alternative forum, the federal courts shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, we note that there is uncertainty as to whether a court would enforce such provisions, and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The foregoing descriptions of the Expand Energy Charter and Expand Energy Bylaws do not purport to be complete and are qualified in their entirety by reference to the Expand Energy Charter and Expand Energy Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 and incorporated herein by reference.
Transfer Agent and Warrant Agent
Equiniti Trust Company is the transfer agent and registrar for our Common Stock and warrant agent for our Warrants. We have agreed to indemnify Equiniti Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Listing of Securities
Our Common Stock, Class A Warrants, Class B Warrants and Class C Warrants are listed on Nasdaq under the symbols “EXE,” “EXEEW,” “EXEEZ” and “EXEEL,” respectively.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and Regions Bank, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Expand Energy,” “we,” “our” or “us” refer to Expand Energy Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving entity or the successor person (if other than Expand Energy) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Expand Energy and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Expand Energy;

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

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to conform the text of the indenture or any debt securities to any provision of the “Description of Debt Securities” or “Description of the Notes” (or comparable) section in any offering memorandum, prospectus or prospectus supplement of the Company prepared from time to time with respect to the offer and sale of debt securities of any series, to the extent that such provision was intended to be a complete description or summary of a provision of the indenture or the debt securities, as determined in good faith by the Company (which intent will be established by an officer’s certificate). (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (or if no nationally recognized investment bank, appraisal firm or firm of independent public accountants agrees to express such opinion, a certificate from the chief financial officer of Expand Energy expressing his or her opinion) to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable

United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (or if no nationally recognized investment bank, appraisal firm or firm of independent public accountants agrees to express such opinion, a certificate from the chief financial officer of Expand Energy expressing his or her opinion) to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
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through underwriters or dealers;

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through agents;

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directly to one or more purchasers; or

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through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Expand Energy Corporation. The validity of issuance of the offered securities and other matters arising under Oklahoma law are being passed upon for us by Derrick & Briggs, LLP, Oklahoma City, Oklahoma. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Expand Energy Corporation (formerly known as Chesapeake Energy Corporation) (Successor) incorporated in this prospectus by reference to Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Chesapeake Energy Corporation’s emergence from bankruptcy on February 9, 2021 as discussed in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Expand Energy Corporation (formerly known as Chesapeake Energy Corporation) (Predecessor) incorporated in this prospectus by reference to Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Chesapeake Energy Corporation’s emergence from bankruptcy on February 9, 2021 as discussed in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Certain estimates of Expand Energy Corporation’s net natural gas and oil reserves and related information incorporated by reference in this prospectus were based upon reserve estimates made by the Company’s reservoir engineers under the supervision of Chesapeake Energy Corporation’s management. These reserve estimates were audited by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm.
The audited historical financial statements of Southwestern Energy Company and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Certain estimates of Southwestern Energy Company’s net natural gas and oil reserves and related information incorporated by reference in this prospectus were based upon reserve estimates made by Southwestern Energy Company’s reservoir engineers under the supervision of Southwestern Energy Company’s management. These reserve estimates were audited by Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm.

Expand Energy Corporation
$750,000,000 5.700% Senior Notes due 2035

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
J.P. Morgan
TD Securities
BofA Securities
CIBC Capital Markets
Mizuho
Morgan Stanley
PNC Capital Markets
Wells Fargo Securities
Co-Managers
Citigroup
Citizens Capital Markets
Goldman Sachs & Co. LLC
RBC Capital Markets
Regions Securities LLC
Truist Securities
BOK Financial Securities, Inc.
Comerica Securities
Fifth Third Securities

November 21, 2024